Exhibit 10.35

This Amending Agreement made this 10th day of September, 2007.

BETWEEN:

STAR CAPITAL INC.
(hereinafter “Star”)
OF THE FIRST PART

and

DEEP WELL OIL & GAS INC.
(hereinafter “Deep Well Nevada”)
OF THE SECOND PART

and

DEEP WELL OIL & GAS (ALBERTA) LTD.
(hereinafter “Deep Well Alberta”)
OF THE THIRD PART

and

NORTHERN ALBERTA OIL LTD.
(hereinafter “Northern”)
OF THE FOURTH PART

WHEREAS this Amending Agreement is supplemental to an agreement (entitled and hereinafter referred to as the “Agreement”) effective the 10th day of September, 2007 between the parties hereto.

AND WHEREAS the parties hereto have agreed to amend the Agreement in the manner and upon the terms and conditions hereinafter set forth.

WITNESSETH:

1. Subsection 2.1 of the Agreement is amended by deleting the words “120 days after the effective date of this Agreement” which are contained in the forth line of subsection 2.1 and substituting “December 27, 2007” therefor.

2. The Agreement and the terms, conditions, covenants and agreements contained therein shall remain in full force and effect, except as amended by this Amending Agreement which is deemed to be a part of the Agreement. The Agreement shall be read and construed with this agreement as though the within provisions had been inserted in the Agreement at the time of the original execution thereof and so as to give full force and effect to this agreement.

3. This Amending Agreement may be executed in counterpart and by facsimile, and the counterparts when all are executed shall constitute a full and binding agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

STAR CAPITAL INC.		DEEP WELL OIL & GAS INC.

per:	/s/ Michael Hale	per:	/s/ Horst A. Schmid

DEEP WELL OIL & GAS (ALBERTA) LTD.		NORTHERN ALBERTA OIL LTD.

per:	/s/ Horst A. Schmid	per:	/s/ Curtis Sparrow